April 22, 2013


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:American Depositary Shares evidenced
by the American Depositary Receipts
of
Singapore Airport Terminal Services
Ltd.
(Form F6 File No 333155229)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts (ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name from Singapore Airport Terminal
Services Ltd. to SATS Ltd. and the removal of the Par Value.
As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name change for Singapore Airport Terminal Services Ltd..
The Prospectus has been revised to reflect the removal of the Par Value and to reflect the new name as follows:
SATS Ltd.
Please contact me with any questions or
comments at 212 8152301.


Paul Brophy
Senior Associate
The Bank of New York Mellon  ADR
Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)






101 Barclay Street
22nd Floor
New York, NY 10286


Depositary Receipts